Stradley Ronon Stevens & Young
2600 One Commerce Square
Philadelphia, Pennsylvania 19103-7098

Direct Dial:
(215) 564-8101



                              September 21, 1995



Franklin Gold Fund
777 Mariners Island Boulevard
San Mateo, Ca  94404

  Re:  FRANKLIN GOLD FUND

Gentlemen:

            We have examined the Articles of Incorporation of Franklin Gold Fund ("Fund"), a corporation organized under California law, the Bylaws of the Fund, and its form of Share Certificate, all as amended to date, and the various pertinent corporate documents and proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940 ("Investment Company Act") and the Securities Act of 1933 ("Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

            You have indicated that, pursuant to Section 24(e)(1) of the Investment Company Act, the Fund intends to file Post-Effective Amendment No. 44 to its registration statement under the Securities Act to register 2,314,657 additional shares for sale pursuant to its currently effective registration statement under the Securities Act.

            Based upon the foregoing information and examination, it is our opinion that the Fund is a valid and subsisting corporation organized under the laws of the State of California and that the proposed registration of the 2,314,657 shares is proper and such shares, when issued for a consideration deemed by the Board of Directors to be consistent with the Articles of Incorporation, and as described in the Fund's prospectus contained in its Securities Act registration statement, will be legally outstanding, fully-paid and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles of Incorporation as amended and the laws of the State of California.

            We hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 44 to be filed by the Fund, covering the registration of the said shares under the Securities Act and the applications and registration statements, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the Prospectus and Statement of Additional Information of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                    Very truly yours,

                                    STRADLEY, RONON, STEVENS & YOUNG


                                    By:/s/ Audrey C. Talley
                                    Audrey C. Talley


ACT/pj